Exhibit 99.1

Press Release of Registrant dated January 21, 2004

LightPath Technologies Announces

CircuLight™ for Blue and Red Laser Diode Circularization

For Immediate Release

CircuLight™ Now Available to Circularize Blue and Red Diode Lasers

(January 21, 2004) Orlando, FL. LightPath Technologies, Inc. (Nasdaq: LPTH), manufacturer and integrator of families of precision molded aspheric optics, GRADIUM® glass products, high performance fiber-optic collimators and isolators, is pleased to announce a new optical product for circularizing elliptical Red and Blue diode lasers. CircuLight™, a small form-factor optic that is mounted externally on the diode laser package, is designed for the Nichia® Blue laser and many other commercially available visible and near infrared diode lasers.

CircuLight’s compact design and ease of mounting offers manufacturers an alternative to complex and costly prism pairs and other less efficient methods typically used today. Many applications, from laser levelers and position measurement equipment to medical devices, require a collimated beam that is circular.

“In the past the engineers had to resort to very complicated or unsatisfactory means to correct for the typically elliptical beam exiting a diode laser,” said Dr. Bruce Bernacki, CTO of LightPath. “The elliptical beam is a consequence of the way diode lasers are fabricated. CircuLight™ reshapes the elliptical beam, enabling transmitted power through the lens to exceed 90%. By utilizing our many years of expertise in molding precision glass aspheric lenses, LightPath has developed a very cost effective and compact solution.”

LightPath now offers several different types of CircuLight™ lenses for use with laser diodes from most of the major laser diode manufacturers such as Sony®, Sanyo®, Panasonic®, OpNext® and Nichia®. With beam diameters of 2.5mm the new externally mounted CircuLight™ optics are manufactured in a metal housing that can be easily incorporated in the customer’s assembly. LightPath also has the capability to produce custom CircuLight™ designs for your specific application if one does not already exist. Contact sales for more information. sales@lightpath.com

LightPath manufactures optical products including precision molded aspheric optics, GRADIUM® glass products, proprietary collimator assemblies, laser components utilizing proprietary automation technology, higher-level assemblies and packing solutions. LightPath has a strong patent portfolio that has been granted or licensed to us in these fields. LightPath common stock trades on the Nasdaq National Market under the stock symbol LPTH

Contacts:	Edward Patton, Vice President of Marketing
LightPath Technologies, Inc. (407) 382-4003
Internet: www.lightpath.com

This news release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed by LightPath Technologies, Inc. in its public filings with the Securities and Exchange Commission.

Nichia®, Sony®, Sanyo®, Panasonic® and OpNext® are registered tradmarks of the respective companies

Exhibit 99.1 (continued)

Press Release of Registrant dated January 21, 2004

LightPath Technologies Announces Seven New Ruggedized

Collimators for 1064nm Nd:YAG

For Immediate Release

LightPath is Now Producing Ruggedized Standard and Custom Large Beam Collimators Optimized for 1064nm

(January 21, 2004) Orlando, FL. LightPath Technologies, Inc. (Nasdaq: LPTH), manufacturer and integrator of families of precision molded aspheric optics, GRADIUM® glass products, high performance fiber-optic collimators and isolators, is pleased to announce standard and custom large beam collimators optimized for use at 1064nm. These collimators have been tested by customers and are ideal for use in high-power Nd:YAG beam delivery units including fiber lasers.

LightPath’s new collimators are available off-the-shelf in seven beam diameters from approximately .97mm to 12.7mm, mounted in a ruggedized stainless steel housing, with your choice of fiber connectors. Custom designs are available on request.

“Perhaps the best quality of our new collimators is their ability to withstand the very high power needed for 1064nm industrial applications,” said Ed Patton, Vice President Marketing. “Our patented fiber fusion technology allows us to fuse the fiber directly to a silica rod. That allows us to transfer much higher power than afforded by a simple fiber-air interface while keeping the system coaxial and losses ultra-low.”

LightPath also has the capability to produce custom large beam collimators for other wavelengths, fiber types, and beam diameters. Contact sales for more information. sales@lightpath.com

LightPath manufactures optical products including precision molded aspheric optics, GRADIUM® glass products, proprietary collimator assemblies, laser components utilizing proprietary automation technology, higher-level assemblies and packing solutions. LightPath has a strong patent portfolio that has been granted or licensed to us in these fields. LightPath common stock trades on the Nasdaq National Market under the stock symbol LPTH

Contacts:	Edward Patton, Vice President of Marketing
LightPath Technologies, Inc. (407) 382-4003
Internet: www.lightpath.com

This news release includes statements that may constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, factors detailed by LightPath Technologies, Inc. in its public filings with the Securities and Exchange Commission

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